Exhibit 24.31
POWER OF ATTORNEY
Know all men by these presents:
That I, Stuart M. Saft,
of 125 West 55th Street, New York, NY, as a member of the Board of Directors of THE NATIONAL CONSUMER COOPERATIVE BANK, do hereby make, constitute and appoint as my true lawful attorney in fact Richard L. Reed or Irrainna Blackmon-Corbin for me and in my name, place and stead to sign any and all of the following and amendments thereto executed on behalf of THE NATIONAL CONSUMER COOPERATIVE BANK and filed with the Securities and Exchange Commission, as follows:
Annual Reports on Form 10-K for the NATIONAL CONSUMER COOPERATIVE BANK.
     IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of March, 2008.

/s/ Stuart M. Saft

Signature

State of New York )	) SS:

County of New York )
     On this 25th day of March, 2008, before me personally appeared the above, to me known and known to me to be the person mentioned and described in and who executed the foregoing instrument and he duly acknowledged to me that he executed the same.

/s/

Notary Public
My Commission expires: 07/23/11